                                                                 EXHIBIT h(2)(f)


                                 AMENDMENT NO. 5
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT



         The Master Administrative Services Agreement (the "Agreement"), dated June 5, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                                AIM GROWTH SERIES


PORTFOLIOS                              EFFECTIVE DATE OF AGREEMENT
----------------------------            ---------------------------

AIM Basic Value Fund                               June 5, 2000

[AIM Global Trends Fund]                           [         , 2003]

AIM Mid Cap Core Equity Fund                       September 1, 2001

AIM Small Cap Growth Fund                          September 11, 2000"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  [              , 2003]

                                          A I M ADVISORS, INC.


Attest:                                   By:
       ------------------------------        --------------------------------
             Assistant Secretary                    Mark H. Williamson
                                                    President


(SEAL)


                                          AIM GROWTH SERIES


Attest:                                   By:
       -----------------------------         --------------------------------
              Assistant Secretary                   Robert H. Graham
                                                    President


(SEAL)